Exhibit 21


                    SUBSIDIARIES OF SOUTHWESTERN BELL CORPORATION
                                AS OF JANUARY 1, 1994



                                          State of         Conducts
           Name                         Incorporation       Business
                                                             Under

           Southwestern Bell              Missouri           Same
            Telephone Company


           Southwestern Bell               Dually            Same
            Mobile Systems, Inc.      incorporated in
                                        Delaware and
                                          Virginia

           SBC International, Inc.        Delaware           Same


           Southwestern Bell              Missouri           Same
            Yellow Pages, Inc.

           Associated Directory           Delaware           Same
            Services, Inc.


           Southwestern Bell              Delaware           Same
            Telecommunications,
            Inc.


           Southwestern Bell              Missouri           Same
            Printing Company

           Southwestern Bell              Delaware           Same
            Enterprises, Inc.